Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-259125), Form S-8 (Nos. 333-265506, 333-225309, 333-218075, 333-211098, 333-187179, and 333-185968), and Form S-1 (No.333-190725 as amended) of our reports dated February 13, 2025, with respect to the consolidated financial statements of PBF Energy Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Short Hills, New Jersey
February 13, 2025